UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 22, 2010

NORTH AMERICAN GAMING AND ENTERTAINMENT COMPANY (Exact name of registrant as specified in its charter)

Nevada

0-5474

75-2571032

(State of Other

(Commission File

(IRS Employer

Jurisdiction of

Number)

Identification No.)

Incorporation)

FIFTH FLOOR, HIGH-TECH MANSION, GAOXIN ROAD, HI-TECH ZONE, XI’AN P. R. CHINA(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

710075(Zip Code)

029-88331685Registrant's telephone number, including area code

N/A

 (Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K/A

NORTH AMERICAN GAMING AND ENTERTAINMENT COMPANY

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On management’s recommendation and in consultation with Brock, Schechter and Polakoff  LLP (“Brock”), our independent registered public accounting firm, we concluded on February 22, 2010 that the financial statements for the fiscal year ended December 31, 2008, as presented in our Annual Report on Form 10-K, should no longer be relied upon due to the accounting issues set forth below.

The accounting issues relate to:

1.

The report of the prior auditor (Jimmy Cheung) was not included with the first 10k.

2.

Our report did not have the dates filled in properly.

3.

The amounts in the going concern paragraph were changed to tie to the F/S.

4.

The cash flow statement properly included the non-cash increase in additional paid in capital.

5.

 Various amounts in MD&A section of the 10k were changed to agree to the issued F/S.

Accordingly, the Company will restate its financial statements for the fiscal year ended December 31, 2008 by disclosing the effect of these accounting issues in an amended Form 10-K for the fiscal year ended December 31, 2008.

Our Audit Committee and executive officers have discussed the above matters with GPKM.

  SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 22, 2010

NORTH AMERICAN GAMING AND ENTERTAINMENT COMPANY

By: /s/ Chen Wei Dong

Name: Chen Wei Dong

Title: President and Chief Executive Officer